Exhibit 10.01

                            STOCK PURCHASE AGREEMENT

                              Dated August 12, 2010

                                 by and between

                      NORTH AMERICAN GOLD AND MINERALS FUND

                                       and

                   WESTERN DIVERSIFIED MINING RESOURCES, INC.


     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated August 11, 2010 is made and entered into by and between NORTH AMERICAN GOLD & MINERALS FUND, a Nevada corporation with its principal office located at 848 N. Rainbow Blvd, #3003, Las Vegas, NV 89107 ("Purchaser") and WESTERN DIVERSIFIED MINING RESOURCES, INC., a Wyoming corporation with its principal office located at 2780 S. Jones Boulevard #3532, Las Vegas, NV ("Western" or "Seller.

     WHEREAS, Western is the owner of 510,923,545 shares of common stock of Bouse Gold, Inc., representing 23.22% of the issued and outstanding shares of this company (the "Bouse Shares") and 1,030,421,001 shares of common stock of South Copperstone, Inc., representing 46.84% of the issued and outstanding shares of this company (the "South Copperstone Shares") (the "Bouse Shares" and the "South Copperstone Shares" being sometimes hereafter referred to as the "Shares"); and

     WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of the Shares on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
SALE OF SHARES AND CLOSING DATE

     1.01 Shares. Subject to the terms and conditions hereinafter set forth, Purchaser hereby agrees to purchase the Shares from Seller for the Purchase Price (as defined below) and Seller agrees to sell the Shares to Purchaser for the Purchase Price.

     1.02 Purchase Price. (a) The purchase price for the Bouse Shares shall be 12,096,115 shares of Purchaser's Class A Preferred Stock, valued at $16.00 per share (the liquidation preference), having the terms and conditions set forth in Exhibit A hereto (the "Class A Shares"). This equates to US$193,537,839 or US$0.3788 per share of common stock of Bouse Gold, Inc. The purchase price for the South Copperstone Shares shall be 29,334,212 shares of Purchaser's Class B Preferred Stock, valued at $2,20 per share (the liquidation preference) and having the terms and conditions set forth in Exhibit B hereto share (the "Class B Shares"). This equates to US$64,535,268 or US$0.06263 per share of common stock of South Copperstone, Inc. (The "Class A Shares" and the "Class B Shares" are sometimes referred to herein as the "Preferred Shares"). The Preferred
Shares will be delivered by Purchaser, and the Shares will be delivered by Seller, at the Closing (as that term is defined in paragraph 1.03). The price per Share set forth in this Section 1.02, which is a combined transaction value of $258,073,107 or $0.003449 per share of common stock of Western's corporate parent, is final and shall not be subject to adjustment based on future changes in the price of gold.

(b) In addition, Purchaser will assume the loan accounts owed by Bouse Gold, Inc. and by South Copperstone, Inc. as of the date of Closing.

     1.03 Closing. The closing of the transaction contemplated herein ("Closing") shall take place on August 17, 2010 in the City of Las Vegas, or at such other place as Purchaser and Seller mutually agree at the Closing. At Closing, the following shall be delivered (the "Closing Documents"):

     (a)  Purchaser shall deliver to Seller:

          (i)  Stock Certificates  representing the Preferred Shares pursuant to
               Section 1.02(a) of this Agreement;

          (ii) An instrument of assumption acceptable of loan account and loan notes pursuant to Section 1.02(b): and

          (iii)A secretary's certificate (or equivalent) certifying the resolutions of the board of directors of Purchaser which, among other things: (a) approve the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby; and (b) approve the purchase of the Shares.

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     (b)  Seller  shall  itself  deliver  to  Purchaser  (or  cause  Western  to deliver):

          (i) Stock Certificate(s) representing the Shares together with stock powers thereafter duly endorsed as directed by Purchaser;

          (ii) A secretary's certificate (or equivalent) certifying the resolutions of the board of directors of Seller which, among other things: (a) approve the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby; and (b) approve the purchase of the Shares; and

          (iii)An instrument reasonably acceptable to Purchaser pursuant to which Searchlight Exploration, LLC agrees to the reduction of its Net Profits Interest in both the Bouse and South Copperstone Properties from 25% to 5%.

     1.05 Further Assurances; Post-Closing Cooperation.

          (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser within ten
(10) days following such request, as the case may be, such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Shares and otherwise to cause Seller to fulfill its obligations under this Agreement.


          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to its business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii) compliance with the requirements of any governmental or regulatory authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement, or (v) in connection with any actual or threatened action or proceeding. Further each party agrees for a period extending six (6) years after the Closing not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (c) If, in order properly to prepare its tax returns, other documents or reports required to be filed with governmental or regulatory authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to its business not referred to in paragraph (b) above, and

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such  information,  documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Each party to this Agreement agrees to keep such information confidential.

          (d) It is anticipated that Purchaser will offer to purchase the remaining shares of Bouse Gold Inc. and South Copperstone Inc. for Series A Preferred Shares and Series B Preferred Shares at the same price per share that is being paid pursuant to Section 1.02 in order to acquire a 100% ownership interest in both companies. Seller will use its best efforts to assist in obtaining the agreement of the other shareholders in these companies although it cannot guaranty their acceptance of such an offer.

          (e) It is anticipated that Western's corporate parent will distribute the Preferred Shares to its shareholders, and will initiate all necessary corporate action with FINRA and the DTCC to set a "record date" and "pay date" upon the execution and delivery of this Agreement. Purchaser will cooperate in good faith in the efforts of Western's corporate parent to complete this distribution. Assuming that Western's corporate parent has 74,813,049,643 shares of common stock issued and outstanding, this would be a distribution of
0.00016168455  shares (rounded up) of Purchaser's Series A Preferred Stock per 1
(One) share of common stock of Western's corporate parent, and 0.0003921002 shares (rounded up) of Purchaser's Series B Preferred Stock per 1 (One) share of common stock of Western's corporate parent, or a total value of US$0.003449 per share of the common stock of Western's corporate parent.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser as follows:

     2.01 Corporate Existence. Seller is a corporation validly existing and in good standing under the laws of Wyoming, and has full corporate power and authority to conduct its business and to the extent now conducted.

     2.02 Ownership. Seller owns and is conveying to Purchaser all of its rights, title and interests to the Shares, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Shares shall vest in Purchaser free of all liens and other charges. Seller represents that it owns all of the Shares in Bouse and in South Copperstone.

     2.03 No Conflicts. The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transaction contemplated hereby, including, without limitation, the sale of the Shares to Purchaser, shall not conflict with or result in the breach of any term or provision of, or violate or constitute a default under any other agreement to which Seller is a party, or result in the creation of any lien on any of the

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Shares or  Purchaser.  This  Agreement  has been duly and validly  executed  and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Closing Documents to which it is a party, such Closing Documents will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

     2.04 Accuracy and Completeness of Due Diligence Documents. The documents provided to Purchaser in response to Purchaser's due diligence requests, completely and accurately portray the status of business of Seller as of the Closing and do not include a material misstatement or omission of a material fact which would reasonably likely to have a material adverse effect on Seller or its business. Further, the information included in such responses shall be incorporated herein as an affirmative representation and warranty on the part of Seller.

     2.05 Continuity of Business. Seller reasonably expects that the business represented by the agreements found in Schedule 2.04 will continue after the date hereof. Seller has no knowledge that any customer included in that Schedule intend to terminate or reduce the amount of business they presently do with Seller, and Seller has no knowledge of any state of facts which would lead it to believe that any of such customers will terminate their relationship with Seller or significantly reduce the amount of business they presently do with Seller.

     2.06 Claims, Litigation, Disclosure. Except as set forth in Schedule 2.06 there is no claim, litigation, tax audit, proceeding or investigation pending or threatened against Seller or its corporate parent with respect to its business, nor is there a basis for any such claim, litigation, audit, proceeding or investigation.

     2.07 Taxes. Except as specifically set forth on Schedule 2.07 (the "Tax Liabilities"), Seller has correctly prepared and timely filed all Federal, state and local tax returns, estimates and reports, and paid all such taxes as and when due. For purposes of this paragraph, taxes shall mean all taxes, charges, fees, levies or other assessments of any kind whatsoever (including, without limitation, income, franchise, sales, use and withholding taxes). On or before the Closing Date, Seller shall pay off and satisfy any of the Tax Liabilities which are then due and payable and provide Purchaser with evidence thereof in form satisfactory to Purchaser and its counsel and have granted a reserve adequate to pay any tax liabilities with respect to the operations of Seller prior to the Closing.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

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     3.01 Corporate  Existence.  Purchaser is a corporation validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to conduct its business and to the extent now conducted.

     3.02 Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder and under the Closing Documents, are duly and validly authorized by Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Closing Documents to which it is a party, such Closing Documents will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

     3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the execution and delivery by Purchaser of the Closing Documents to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Closing Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of any agreement Purchaser is a party to.

     3.04 Claims, Litigation, Disclosure. There is no claim, litigation, tax audit, proceeding or investigation pending or threatened against Purchaser, with respect to its business which would have a material effect on its ability to satisfactorily perform its duties under this Agreement, nor is there a basis for any such claim, litigation, audit, proceeding or investigation.

     3.05 Taxes. The Purchaser has correctly prepared and timely filed all Federal, state and local tax returns, estimates and reports, and paid all such taxes as and when due. For purposes of this paragraph, taxes shall mean all taxes, charges, fees, levies or other assessments of any kind whatsoever (including, without limitation, income, franchise, sales, use and withholding taxes).

ARTICLE IV
CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

     4.01 Representations and Warranties. The representations and warranties made by Seller in this Agreement, taken as a whole, shall be true and correct, in all respects material to the validity and enforceability of this Agreement and the Closing Documents and to the condition of the business, on and as of the Closing Date as though made on and as of the Closing or, in the case of representations and warranties made as of a specified date earlier than the Closing, on and as of such earlier date.

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     4.02  Performance.  Seller shall have  performed and complied  with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Seller at or before the Closing.

     4.03 Officers' Certificates. Seller shall have delivered to Purchaser two certificates of Seller each dated as of the Closing and executed in the name and on behalf of Seller by the President of Seller, substantially in the form of
Schedule 4.03.1 annexed hereto, and a certificate executed by the Secretary or any Assistant Secretary of Seller, substantially in the form of Schedule 4.03.2 annexed hereto.

     4.04 Completion of Audit. Purchaser's independent registered accountant shall have completed any necessary audit(s) required by said accountants to continue Purchaser's SEC reporting in good standing following the Closing.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

     5.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing.

     5.02 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

ARTICLE VI
TERMINATION

     6.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

          (b) at any time before the Closing, by Seller or Purchaser, in the event that (i) any order or law becomes effective restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Closing Documents or
(ii) there are any litigation or governmental, regulatory or self-regulatory actions or investigations concerning Seller or Purchaser or their respective officers or directors, upon notification of the non-terminating party by the terminating party; or

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          (c) by either  party,  in the event that the Closing does not occur on or before August 31, 2010.

     6.02 Effect of Termination. If this Agreement is validly terminated pursuant to this Section, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Purchaser or Seller (or any of their respective officers, directors, employees, agents or other representatives or Affiliates, as the case may be).

ARTICLE VII
MISCELLANEOUS

     7.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to Purchaser, to:     North American Gold & Minerals Fund
                                   848 N. Rainbow Blvd., #3003
                                   Las Vegas, NV 89107
                                   Attention: Ronald Yadin Lowenthal

          If to Seller, to:        Western Diversified Mining Resources, Inc.
                                   2780 South Jones Blvd, #3532
                                   Las Vegas, NV 89146
                                   Attention: Peter James Bezzano


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     7.02 Entire Agreement. This Agreement and the Closing Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

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     7.03  Expenses.  Except as otherwise  expressly  provided in this Agreement whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Closing Documents and the transactions contemplated hereby and thereby.

     7.04 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     7.05 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     7.06  No  Assignment;   Binding  Effect.   Purchaser  may  not  assign  its
obligations under this Agreement without the express written consent of Seller.

     7.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     7.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     7.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     7.11 Dispute Resolution. Any dispute hereunder shall be resolved by arbitration in RENO, Nevada under the rules of the American Arbitration Association and the decision of the arbitrator shall be final and binding on the parties hereto. Any and all costs and expenses associated with actions taken pursuant to this Paragraph 7.11 shall be borne by the non-prevailing party.

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     IN WITNESS WHEREOF,  this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                   NORTH AMERICAN GOLD & MINERALS FUND
                                   as Purchaser


                                   By: /s/ Ronald Yadin Lowenthal
                                       -----------------------------------------
                                   Name: Ronald Yadin Lowenthal
                                   Title: President

                                   WESTERN DIVERSIFIED MINING RESOURCES, INC.
                                   as Seller


                                   By: /s/ Peter James Bezzano
                                       -----------------------------------------
                                   Name: Peter James Bezzano
                                   Title: President

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                                    EXHIBIT A
                      TERMS OF SERIES "A" PREFERRED SHARES


CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES "A" PREFERRED STOCK OF NORTH AMERICAN GOLD & MINERALS FUND.

     NORTH AMERICAN GOLD & MINERALS FUND (the "Company"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS"), in accordance with Section 78.1955 of the NRS, DOES HEREBY CERTIFY that:

     The Amended and Restated Articles of Incorporation of the Company provide that the Company is authorized to issue 1,000,000,000 shares of preferred stock, par value $0.0001 per share. The Amended and Restated Articles of Incorporation provide, further, that the Board of Directors is authorized, to the extent permitted by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the NRS, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof. Pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation, the Board of Directors, by Unanimous Written Consent dated August 11, 2010, adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 52,085,000 shares of Series A Preferred Stock, par value $0.0001 per share, and that a copy of such resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Amended and Restated Articles of Incorporation, and in accordance with the NRS, the Board of Directors hereby authorizes the filing of a Certificate of Designations, Preferences and Rights of Series A Preferred Stock of North American Gold & Minerals Fund. Accordingly, the Company's Series A Preferred Stock shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows:

     1. DESIGNATION AND NUMBER OF SHARES. Shares of the series shall be designated and known as the Series A Preferred Stock of the Company. The Series A Preferred Stock shall consist of 52,085,000 shares and have a par value of $0.0001 per share. Shares of the Series A Preferred Stock (hereinafter referred to as the "Series A Preferred Stock") which are retired, converted into shares of the Company's common stock, purchased or otherwise acquired by the Company shall be cancelled and shall revert to authorized but un-issued preferred stock, undesignated as to series and subject to re-issuance by the Company as shares of preferred stock of any one or more series.

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
     2. LIQUIDATION OF THE COMPANY OR SALE OF INVESTMENT IN SHARES OF BOUSE GOLD
INC                                                                            .

     2.1 LIQUIDATION PREFERENCE. Upon (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (b) any sale by the Company of all or substantially all of its investment in shares (the "Bouse Shares") of common stock of Bouse Gold, Inc., a Wyoming corporation ("Bouse Gold"), the holders of the shares of Series A Preferred Stock shall be senior in rights to the holders of the Company's common stock as to proceeds of sale (after deduction of the costs and expenses of sale and a 5% handling fee, the "Bouse Proceeds") of the Company's Bouse Shares and shall be entitled to be paid a maximum amount equal to Sixteen Dollars ($16.00) per share (the " Liquidation Preference") of the Series A Preferred Stock from said Bouse Proceeds. Such amount payable with respect to one share of Series A Preferred Stock, as the case may be, is sometimes referred to herein as the "Bouse Liquidation Payment" and, with respect to all shares of Series A Preferred Stock, as the "Bouse Liquidation Payments".

     2.2 If upon (a) such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (b) such sale by the Company of all or substantially all of its investment in the Bouse Shares, the Bouse Proceeds shall be insufficient to permit payment to the holders of Series A Preferred Stock of the full Bouse Liquidation Payments, then the entire Bouse Proceeds shall be distributed ratably among the Series A Holders.

     2.3 Upon (a) any such liquidation, dissolution or winding up of the Company or (b) any such sale by the Company of all or substantially all of its investment in the Bouse Shares, after the holders of Series A Preferred Stock shall have been paid in full any Bouse Liquidation Payment to which they shall be entitled as set forth in subparagraph 2.1 above, the remaining net assets of the Company or Bouse Proceeds (to the extent that the Board of Directors declares a dividend), as the case may be, shall be distributed to the holders of common stock in proportion to the shares of common stock then held by them.

     3. BOUSE DIVIDEND PREFERENCE. To the extent that any dividends are declared by the Board of Directors of the Company from current earnings of the Company that are attributable to any dividends paid to the Company by Bouse Gold ("Bouse Dividends") or Bouse Proceeds (after deduction of a 5% handling fee), shares of Series A Preferred Stock shall be entitled to receive dividends at a fixed annual rate of Three Percent (3%) of the Liquidation Preference,, payable solely from said Bouse Dividends or Bouse Proceeds, before any Bouse Dividends are paid by the Company on its common shares. Such dividends payable to the holders of the Series A Preferred Stock shall not be cumulative. So long as any shares of Series A Preferred Stock are outstanding, no dividend (other than a dividend in common stock or in any other shares ranking junior to the Series A Preferred Stock ) shall be declared or paid in any year from Bouse Dividends or Bouse Proceeds (other than from said 5% handling fee) unless, in each case, the full dividend for said year on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid from the Bouse Dividends or Bouse Proceeds.

     4. NO VOTING RIGHTS. Except as may be required by law and as is provided in this Certificate, no holder of outstanding shares of Series A Preferred Stock shall be entitled to vote their shares of Series A Preferred Stock.

     5. REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable prior to December 31, 2010. On and after January 1, 2011, the Company, at its option, may redeem shares of Series A Preferred Stock, as a whole or in part, for cash, at any time or from time to time, at a redemption price of Sixteen Dollars (US$16.00) per share plus, in each case, any declared and unpaid dividends thereon to the date fixed for redemption. In the event that fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its discretion to be equitable. In the event the Company shall redeem shares of the Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as appears on the stock records of the Company, or by publishing notice thereof in a newspaper of general circulation in Clark County, Nevada. If the Company elects to provide such notice by publication, it shall also promptly mail notice of such redemption to each holder of the shares of Series A Preferred Stock to be redeemed. Each such mailed or published notice shall state: (a) the redemption date; (b) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of the Series A Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of the Series A Preferred Stock to be redeemed. Notice having been mailed or published as aforesaid, then, notwithstanding that the certificates evidencing the shares of the Series A Preferred Stock shall not have been surrendered, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Any shares of the Series A Preferred Stock that shall at any time have been redeemed shall, after such redemption, in the discretion of the Board of Directors of the Company, be (x) held in treasury or (y) resume the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

     6. AMENDMENTS. No provision of these terms of the Series A Preferred Stock may be amended, modified or waived as to such Series without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock.

     IN WITNESS WHEREOF , North American Gold & Minerals Fund has caused this Certificate to be signed by Ronald Y. Lowenthal, its President and CEO, this 11th day of August, 2010.


                                           /s/ Ronald Y. Lowenthal
                                           -------------------------------------
                                           Ronald Y. Lowenthal
                                           President & CEO

                                    EXHIBIT B
                      TERMS OF SERIES "B" PREFERRED SHARES


CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES "B" PREFERRED STOCK OF NORTH AMERICAN GOLD & MINERALS FUND.

     NORTH AMERICAN GOLD & MINERALS FUND (the "Company"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS"), in accordance with Section 78.1955 of the NRS, DOES HEREBY CERTIFY that:

     The Amended and Restated Articles of Incorporation of the Company provide that the Company is authorized to issue 1,000,000,000 shares of preferred stock, par value US$0.0001 per share. The Amended and Restated Articles of Incorporation provide, further, that the Board of Directors is authorized, to the extent permitted by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the NRS, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof. Pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation, the Board of Directors, by Unanimous Written Consent dated August 11, 2010, adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 62,630,000 shares of Series B Preferred Stock, par value US$0.0001 per share, and that a copy of such resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Amended and Restated Articles of Incorporation, and in accordance with the NRS, the Board of Directors hereby authorizes the filing of a Certificate of Designations, Preferences and Rights of Series B Preferred Stock of North American Gold & Minerals Fund. Accordingly, the Company's Series B Preferred Stock shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows:

     1. DESIGNATION AND NUMBER OF SHARES. Shares of the series shall be designated and known as the Series B Preferred Stock of the Company. The Series B Preferred Stock shall consist of 62,630,000 shares and have a par value of US$0.0001 per share. Shares of the Series B Preferred Stock (hereinafter referred to as the "Series B Preferred Stock") which are retired, converted into shares of the Company's common stock, purchased or otherwise acquired by the Company shall be cancelled and shall revert to authorized but un-issued preferred stock, undesignated as to series and subject to re-issuance by the Company as shares of preferred stock of any one or more series.

     2. LIQUIDATION OF THE COMPANY OR SALE OF INVESTMENT IN SHARES OF SOUTH COPPERSTONE, INC.

     2.1 LIQUIDATION PREFERENCE Upon (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (b) any sale by the Company of all or substantially all of its investment in shares (the "South Copperstone Shares") of common stock of South Copperstone Inc., a Wyoming corporation ("South Copperstone"), the holders of the shares of Series B Preferred Stock shall be senior in rights to the holders of the Company's common stock as to proceeds of sale (after deduction of the costs and expenses of sale and a 5% handling fee, the "South Copperstone Proceeds") of the Company's South Copperstone Shares and shall be entitled to be paid a maximum amount equal to Two Dollars and Twenty Cents (US$2.20) per share (the "Liquidation Preference") of the Series B Preferred Stock from said South Copperstone Proceeds. Such amount payable with respect to one share of Series B Preferred Stock, as the case may be, is sometimes referred to herein as the "South Copperstone Liquidation Payment" and, with respect to all shares of Series B Preferred Stock, as the "South Copperstone Liquidation Payments".

     2.2 If upon (a) such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (b) such sale by the Company of all or substantially all of its investment in the South Copperstone Shares, the South Copperstone Proceeds shall be insufficient to permit payment to the holders of Series B Preferred Stock of the full South Copperstone Liquidation Payments, then the entire South Copperstone Proceeds shall be distributed ratably among the Series B Holders.

     2.4 Upon (a) any such liquidation, dissolution or winding up of the Company or (b) any such sale by the Company of all or substantially all of its investment in the South Copperstone Shares, after the holders of Series B Preferred Stock shall have been paid in full any South Copperstone Liquidation Payment to which they shall be entitled as set forth in subparagraph 2.1 above, the remaining net assets of the Company or South Copperstone Proceeds (to the extent that the Board of Directors declares a dividend), as the case may be, shall be distributed to the holders of common stock in proportion to the shares of common stock then held by them.

     3. SOUTH COPPERSTONE DIVIDEND PREFERENCE. To the extent that any dividends are declared by the Board of Directors of the Company from current earnings of the Company that are attributable to any dividends paid to the Company by South Copperstone ("South Copperstone Dividends") or South Copperstone Proceeds (after deduction of a 5% handling fee), shares of Series B Preferred Stock shall be entitled to receive dividends at a fixed annual rate of Three Percent (3%) of the Liquidation Preference,, payable solely from said South Copperstone Dividends or South Copperstone Proceeds, before any South Copperstone Dividends are paid by the Company on its common shares. Such dividends payable to the holders of the Series B Preferred Stock shall not be cumulative. So long as any shares of Series B Preferred Stock are outstanding, no dividend (other than a dividend in common stock or in any other shares ranking junior to the Series B Preferred Stock ) shall be declared or paid in any year from South Copperstone Dividends or South Copperstone Proceeds (other than from said 5% handling fee) unless, in each case, the full dividend for said year on all outstanding shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid from the South Copperstone Dividends or South Copperstone Proceeds.

     4. NO VOTING RIGHTS. Except as may be required by law and as is provided in this Certificate, no holder of outstanding shares of Series B Preferred Stock shall be entitled to vote their shares of Series B Preferred Stock.

     5. REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable prior to December 31, 2010. On and after January 1, 2011, the Company, at its option, may redeem shares of Series B Preferred Stock, as a whole or in part, for cash, at any time or from time to time, at a redemption price of Two Dollars and Twenty Cents (US$2.20) per share plus, in each case, any declared and unpaid dividends thereon to the date fixed for redemption. In the event that fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its discretion to be equitable. In the event the Company shall redeem shares of the Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as appears on the stock records of the Company, or by publishing notice thereof in a newspaper of general circulation in Clark County, Nevada. If the Company elects to provide such notice by publication, it shall also promptly mail notice of such redemption to each holder of the shares of Series B Preferred Stock to be redeemed. Each such mailed or published notice shall state: (a) the redemption date; (b) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of the Series B Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of the Series B Preferred Stock to be redeemed. Notice having been mailed or published as aforesaid, then, notwithstanding that the certificates evidencing the shares of the Series B Preferred Stock shall not have been surrendered, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Any shares of the Series B Preferred Stock that shall at any time have been redeemed shall, after such redemption, in the discretion of the Board of Directors of the Company, be (x) held in treasury or (y) resume the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

     6. AMENDMENTS. No provision of these terms of the Series B Preferred Stock may be amended, modified or waived as to such Series without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series B Preferred Stock.


     IN WITNESS WHEREOF, North American Gold & Minerals Fund has caused this Certificate to be signed by Ronald Y. Lowenthal, its President and CEO, this 11th day of August, 2010.


                                           /s/ Ronald Y. Lowenthal
                                           -------------------------------------
                                           Ronald Y. Lowenthal
                                           President & CEO